Exhibit 10.24.3

                         FIFTH AMENDMENT
                               TO
           FIRST AMENDED AND RESTATED CREDIT AGREEMENT
                           (Term Loan)


     THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (Term Loan) ("Amendment Agreement") is made as of March 1, 2005 ("Execution Date") to be effective as of the Effective Date, by and among Gold Kist Inc. (formerly known as Gold Kist Holdings Inc., the successor, by merger, to Gold Kist Inc., a Georgia cooperative marketing association), a Delaware corporation ("Borrower") and CoBank, ACB ("CoBank") as Lender.

                            RECITALS

     A. CoBank and Borrower have entered into that certain First Amended and Restated Credit Agreement (Term Loan) dated as of January 29, 2003, that certain First Amendment to First Amended and Restated Credit Agreement (Term Loan) dated as of February 11, 2003, that certain Second Amendment to First Amended and Restated Credit Agreement (Term Loan) dated as of March 10, 2004, that certain Third Amendment to First Amended and Restated Credit Agreement (Term Loan) dated as of July 16, 2004, and that certain Fourth Amendment to First Amended and Restated Credit Agreement (Term Loan) dated as of September 24, 2004 (as so amended, and as amended, modified, or supplemented from time to time, the "Credit Agreement") pursuant to which CoBank has extended certain credit facilities to Borrower, under the terms and conditions set forth in the Credit Agreement.

     B. Borrower has requested that CoBank amend the Credit Agreement to provide Borrower with more flexibility concerning its hedging operations, which CoBank is willing to do under the terms and conditions, including the other amendments, as set forth in this Amendment Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Credit
Agreement if defined therein.

2. Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement shall be amended as follows as of the Effective Date:

     2.1 Section 10.8 shall be amended in its entirety to read as follows:

     10.8 Hedging Contracts. Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Contract except:
(a) bona fide hedging transactions in commodities that represent production inputs or products to be marketed, or in commodities needed in operations to meet manufacturing or market demands, provided that (i) long cash or futures positions and/or options strategies on corn and soybean meal shall in no event cover more than thirty-nine weeks of Borrower's anticipated requirements for feed ingredients, shall have been entered into in compliance with Borrower's Corporate Policy For Futures Contracts approved by Borrower's Board of Directors on April 24, 1998, as amended by the Executive Committee of Gold Kist Board of Directors on October 4, 2002 (and which may be subsequently amended to comply with this Section), and shall have been approved by Borrower's Hedging Committee, and (ii) short positions on corn and soybean meal shall be restricted to those positions that at all times relate in both amount and maturity to priced corn and soybean meal owned or contracted for delivery by Borrower, either directly or by futures and/or options positions; and (b) foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements which are reasonably related to existing indebtedness or to monies to be received or paid in foreign currencies.

3. Borrower's Representations. Borrower hereby represents and warrants that, (a) Borrower has the corporate power and authority to enter into this Amendment and to perform its obligations hereunder; (b) this Amendment has been duly authorized and validly executed; and (c) after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Potential Default or Event of Default has occurred and is continuing under the Credit Agreement or other Loan Documents.

4.       Effective Date.  The effectiveness of this Amendment
Agreement is subject to satisfaction, in CoBank's sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the "Effective Date"):

     4.1 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective
Date as though made on and as of such date.

     4.2 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Amendment Agreement.

     4.3  Payment of Fees and Expenses.  Borrower shall have paid
CoBank, by wire transfer of immediately available federal funds, all expenses owing pursuant to Section 5 below.

     4.4 Rabobank Agreement. CoBank shall have received proof satisfactory to it that the Rabobank Agreement has been amended so that its provisions relating to Borrower's hedging activities are consistent with Section 10.8 of the Credit Agreement as amended by this Amendment Agreement.

5. Costs; Expenses and Taxes. Borrower agrees to reimburse CoBank on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel) incurred by CoBank in connection with the preparation, reproduction, execution and delivery of this Amendment Agreement and any other instruments and documents to be delivered hereunder.


6.       General Provisions.

     6.1 No Waiver; Continuing Effect; References. The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of CoBank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and the Credit Agreement, as expressly modified hereby, and each of the other Loan Documents, are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Loan Documents to the "Credit Agreement" shall be deemed to be a reference to the Credit Agreement as amended by this Amendment Agreement.

     6.2 Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     6.3 Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties to this Amendment Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adober file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Amendment Agreement by telefax, facsimile, or e-mail transmission of an Adobe file format document also shall deliver an original executed counterpart of this Amendment Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to First Amended and Restated Credit Agreement
(Term Loan) to be executed by their duly authorized officers as of the Effective Date.

                              BORROWER:

                              GOLD KIST INC., a Delaware
                              corporation

                              By: /s/ Stephen O. West
                              Name:  Stephen O. West
                              Title:  Chief Financial Officer,
                              Vice President

                              LENDER:

                              COBANK, ACB

                              By: /s/ Jim Stutzman
                              Name:  Jim Stutzman
                              Title:   Vice President Corporate
                              Finance Division




[16841]